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Exhibit 1.1

MARKWEST ENERGY PARTNERS, L.P.

3,000,000 Common Units1
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

June            , 2006

RBC CAPITAL MARKETS CORPORATION
WACHOVIA CAPITAL MARKETS, LLC
A.G. EDWARDS & SONS, INC.
CREDIT SUISSE SECURITIES (USA) LLC
J.P. MORGAN SECURITIES INC.
KEYBANC CAPITAL MARKETS,
    A DIVISION OF MCDONALD INVESTMENTS, INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
        C/O RBC CAPITAL MARKETS CORPORATION
5700 WILLIAMS TOWER
2800 POST OAK BLVD.
HOUSTON, TEXAS 77056

        The undersigned, MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), MarkWest Energy Operating Company, L.L.C., a Delaware limited liability company (the "Operating Company") and MarkWest Energy GP, L.L.C., a Delaware limited liability company (the "General Partner"), hereby address you as the "Underwriters" and hereby confirm their agreement with the several Underwriters set forth in Schedule I hereto. The Partnership, the Operating Company and the General Partner are collectively referred to herein as the "MarkWest Parties."

        The Partnership conducts its business through the Operating Company. The Operating Company conducts its business through the Operating Subs (as hereinafter defined). Basin Pipeline L.L.C., a Michigan limited liability company ("Basin LLC"), West Shore Processing Company, L.L.C., a Michigan limited liability company ("West Shore LLC"), MarkWest Energy Appalachia, L.L.C., a Delaware limited liability company ("MarkWest Appalachia LLC"), MarkWest Texas GP, L.L.C., a Delaware limited liability company ("Texas GP"), MW Texas Limited, L.L.C., a Delaware limited liability company ("Texas Limited"), MarkWest Michigan Pipeline Company, L.L.C., a Michigan limited liability company ("Michigan Pipeline LLC"), MarkWest Western Oklahoma Gas Company, L.L.C., an Oklahoma limited liability company ("Western Oklahoma LLC"), MarkWest Power Tex L.P., a Texas limited partnership ("Power Tex LP"), MarkWest Pinnacle L.P., a Texas limited partnership ("Pinnacle LP"), MarkWest PNG Utility L.P., a Texas limited partnership ("PNG LP"), MarkWest Texas PNG Utility L.P., a Texas limited partnership ("Utility LP"), MarkWest Blackhawk L.P., a Texas limited partnership ("Blackhawk LP"), MarkWest New Mexico L.P., a Texas limited partnership ("New Mexico LP"), MarkWest Energy East Texas Gas Company L.P., a Delaware limited partnership ("East Texas LP"), MarkWest Pipeline Company, L.P., a Texas limited partnership ("Texas Pipeline"), MarkWest Javelina Company, a Texas general partnership ("Javelina Company"), MarkWest Javelina Holding Company, L.P., a Delaware limited partnership ("Javelina Holdings"), MarkWest Javelina Pipeline Company, a Texas general partnership ("Javelina Pipeline"), MarkWest Javelina Pipeline Holding, L.P., an Oklahoma limited partnership ("Javelina Pipeline Holdings," and together with Javelina Company, Javelina Holdings

(1)
Plus an option to purchase up to 450,000 additional Common Units to cover over-allotments.

and Javelina Pipeline, the "Javelina Entities"), and Starfish Pipeline Company, LLC, a Delaware limited liability company ("Starfish"), are collectively referred to as the "Operating Subs." The Partnership, the Operating Company and the Operating Subs are collectively referred to as the "Partnership Entities." The General Partner and the Partnership Entities are collectively referred to as the "MarkWest Entities."

        1.    Description of Common Units.    The Partnership proposes to sell to the Underwriters an aggregate of 3,000,000 Common Units (the "Firm Units") representing limited partner interests in the Partnership (the "Common Units"). Solely for the purpose of covering over-allotments in the sale of the Firm Units, the Partnership further proposes to grant to the Underwriters the right to purchase up to an additional 450,000 Common Units (the "Option Units"), as provided in Section 3 of this Agreement. The Firm Units and the Option Units are herein sometimes referred to as the "Units" and are more fully described in the Prospectus hereinafter defined.

        2.    Purchase, Sale and Delivery of Firm Units.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to sell 3,000,000 Firm Units to the Underwriters, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Partnership and the Selling Unitholders, at a purchase price of $[            ] per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

        Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC"). Delivery of the documents required by Section 6 hereof with respect to the Units shall be made at or prior to 9:00 a.m. on [            ] at Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002-6760 or at such other place as may be agreed upon between you and the Partnership (the "Place of Closing"), or at such other time and date not later than five full business days thereafter as you and the Partnership may agree, such time and date of payment and delivery being herein called the "Closing Date."

        The Partnership will deliver the Firm Units to the Underwriters, against payment of the purchase price therefor in Federal (same day) Funds by wire transfer to an account at the bank specified by the Partnership.

        The Partnership will cause its transfer agent to deposit the Firm Units being sold by the Partnership hereunder pursuant to the Full Fast Delivery Program of the DTC.

        It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Units to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

        It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

        3.    Purchase, Sale and Delivery of the Option Units.    The Partnership hereby grants an option to the Underwriters to purchase from the Partnership up to 450,000 Option Units, on the same terms and conditions as the Firm Units; provided, however, that such option may be exercised only for the purpose of covering any over-allotments that may be made by the Underwriters in the sale of the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered.

        The option is exercisable by you at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (as defined herein) (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day following when the American Stock Exchange is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by you to the Partnership in the manner provided in Section 12 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. You may terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Partnership to such effect.

        You shall make such allocation of the Option Units among the Underwriters as may be required to eliminate purchases of fractional Units.

        Delivery of the Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 6 hereof with respect to the Units shall be made at the Place of Closing at or prior to 9:00 a.m. on the date designated in the notice given by you as provided above, or at such other time and date as you and the Partnership may agree (which may be the same as the Closing Date), such time and date of payment and delivery being herein called the "Option Closing Date." On the Option Closing Date, the Partnership shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Units as are required to be delivered on the Closing Date with respect to the Firm Units. Each of the Closing Date and the Option Closing Date is sometimes referred to as the "applicable Closing Date."

        The Partnership will cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC.

        4.    Representations, Warranties and Agreements of the MarkWest Parties.    The MarkWest Parties jointly and severally represent and warrant to and agree with each Underwriter that:

          (a)    Definitions.    The Partnership has prepared a registration statement on Form S-1 (File No. 333-133534) with respect to the Units pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any preliminary prospectus filed with the Commission by the Issuer with the consent of the Underwriters pursuant to Rule 424(b) of the Rules and Regulations; "Pricing Prospectus" means the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below); "Prospectus" means the final prospectus relating to the Units filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in the form first used to confirm sales of Units; "Registration Statement" means such registration statement, as amended at the Effective Time, including any Preliminary Prospectus and the Prospectus and all information deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; "Free Writing Prospectus" means any "free writing prospectus" as defined in Rule 405 under the Securities Act relating to the Units; and "Issuer Free Writing Prospectus" means any "issuer free writing prospectus" as defined in Rule 433 under the Securities Act relating to the Units. For the purposes of this Agreement, the "Applicable Time" is [            :                        ]m (Eastern time) on the date of this Agreement.

          (b)    No Stop Order; No Material Misstatements or Omissions.    Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the MarkWest Parties, threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction nor instituted or, to the knowledge of the MarkWest Parties, threatened to institute proceedings for any such purpose. The Registration Statement conformed or will conform when filed, on the Effective Date and on the applicable Closing Date, and any further amendments or supplements to the Registration Statement will conform when filed, on the Effective Date and on the applicable Closing Date, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus and the Pricing Prospectus each conformed when filed, and the Prospectus when filed and on the applicable Closing Date, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the date hereof and the applicable Closing Date (i) the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of its date, the Prospectus does not, and as amended or supplemented on the applicable Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses listed on Schedule II(a) and other documents listed in Schedule II(a) hereto, taken together with the final pricing information included on the cover page of the Prospectus (collectively, the "Disclosure Package"), as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement; (v) and each such Issuer Free Writing Prospectus listed on Schedule II(b), as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus, the Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Partnership relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 13 hereof) or written information furnished to the Partnership relating to the Selling Unitholders by or on behalf of the Selling Unitholders expressly for use in the preparation thereof (as provided in Section 13 hereof). The Partnership filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range. The Partnership has not made any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any "road show" (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Offered Units will not be required to be filed pursuant to the Rules and Regulations. Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

          (c)    Formation and Due Qualification of the Partnership.    The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act ("Delaware LP Act") with full partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Pricing Prospectus and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a material adverse effect on the business, prospects, financial condition or results of operations of the Partnership Entities, taken as a whole ("Material Adverse Effect"), or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (d)    Formation and Due Qualification of Limited Liability Companies.    Each of the General Partner, the Operating Company, MarkWest Appalachia LLC, Texas GP, Texas Limited and Starfish has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware LLC Act"), each of West Shore LLC, Basin LLC and Michigan Pipeline LLC has been duly formed and is validly existing and in good standing as a limited liability company under the Michigan Limited Liability Company Act (the "Michigan LLC Act"), and Western Oklahoma LLC has been duly formed and is validly existing and in good standing as a limited liability company under the Oklahoma Limited Liability Company Act (the "Oklahoma LLC Act"), in each case with full limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership. Texas GP has all necessary limited liability company power and authority to act as general partner of each of Power Tex LP, Pinnacle LP, PNG LP, Utility LP, Blackhawk LP, New Mexico LP, East Texas LP, Texas Pipeline, Javelina Holdings and Javelina Pipeline Holdings (collectively, the "LP Operating Subs"). Each of the General Partner, the Operating Company, MarkWest Appalachia LLC, Texas GP, Texas Limited, Starfish, West Shore LLC, Basin LLC, Michigan Pipeline LLC and Western Oklahoma LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (e)    Formation and Due Qualification of the LP Operating Subs.    Each of the LP Operating Subs except Javelina Pipeline Holdings, Javelina Holdings and East Texas LP has been duly formed and is validly existing in good standing as a limited partnership under the Texas Revised Limited Partnership Act (the "Texas LP Act") with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Javelina Pipeline Holdings has been duly formed and is validly existing in good standing as a limited partnership under the Oklahoma Revised Uniform Limited Partnership Act (the "Oklahoma LP Act") with full partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Each of Javelina Holdings and East Texas LP has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pricing Prospectus and the

  Prospectus. Each of the LP Operating Subs is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (f)    Formation and Qualification of Javelina Company and Javelina Pipeline.    Each of Javelina Company and Javelina Pipeline has been duly formed and is validly existing in good standing as a general partnership under the laws of the State of Texas with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Each of Javelina Company and Javelina Pipeline is duly registered or qualified as a foreign partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (g)    Ownership of the General Partner Interest in the Partnership.    The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership (as the same has been and may be amended or restated at or prior to the Closing Date, the "Partnership Agreement"); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (h)    Capitalization.    The issued and outstanding limited partner interests of the Partnership consist of [            ] Common Units, 1,800,000 subordinated units ("Subordinated Units") representing subordinated limited partnership interests in the Partnership and the incentive distribution rights (the "Incentive Distribution Rights"), as defined in the Partnership Agreement. All outstanding Common Units, including the Firm Units to be sold by the Selling Unitholders hereunder, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise described in the Prospectus).

          (i)    Ownership of the Subordinated Units and the Incentive Distribution Rights.    (i) MarkWest Hydrocarbon, Inc., a Delaware corporation ("MarkWest") owns 1,633,334 Subordinated Units, (ii) Tortoise MWEP, L.P. owns 166,666 Subordinated Units and (iii) the General Partner owns all of the Incentive Distribution Rights, in each case free and clear of all liens, encumbrances (except with respect to the Incentive Distribution Rights, restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims (except for such pledges as may be entered into by Tortoise MWEP, L.P.).

          (j)    Valid Issuance of the Units.    At the Closing Date or the Option Closing Date, as the case may be, the Firm Units to be sold by the Partnership or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

          (k)    Ownership of the Membership Interests in the Operating Company.    The Partnership owns 100% of the issued and outstanding membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to the Closing Date, the "Operating Company LLC Agreement") and are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and, the Partnership owns its membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as may arise under the Fifth Amended and Restated Credit Agreement, dated as of December 29, 2005 (the "Bank Credit Agreement"), among the Operating Company, Royal Bank of Canada, as administrative agent, and the other parties named therein, or as described in the Pricing Prospectus and the Prospectus.

          (l)    Ownership of the LLC Operating Subs.    The Operating Company owns (i) 100% of the issued and outstanding membership interests in each of MarkWest Appalachia LLC, Texas GP, Texas Limited, West Shore LLC, Basin LLC, Michigan Pipeline LLC and Western Oklahoma LLC and (ii) 50% of the issued and outstanding membership interests in Starfish (the entities set forth in clauses (i) and (ii) of this paragraph (l) are referred to herein collectively as the "LLC Operating Subs"); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the LLC Operating Subs (as the same may be amended or restated at or prior to the Closing Date, the "Operating Subs LLC Agreements") and are fully paid (to the extent required under the Operating Subs LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act, Sections 2033 and 2035 of the Oklahoma LLC Act or Section 450.4308 of the Michigan LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as may arise under the Bank Credit Agreement or described in the Pricing Prospectus and the Prospectus.

          (m)    Ownership of the Partnership Interests in the LP Operating Subs.    Texas GP is the sole general partner of each of the LP Operating Subs with a 0.001% general partner interest in each of the LP Operating Subs; each such general partner interest has been duly authorized and validly issued in accordance with the partnership agreements of the LP Operating Subs (as the same may be amended or restated at or prior to the Closing Date, the "Operating Subs Partnership Agreements"); Texas GP owns each such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement; Texas Limited is the sole limited partner of each of the LP Operating Subs with a 99.999% limited partner interest in each of the LP Operating Subs; each such limited partner interest has been duly authorized and validly issued in accordance with the Operating Subs Partnership Agreements and will be fully paid (to the extent required under the Operating Subs Partnership Agreements) and nonassessable2 (except as such nonassessability may be affected by Sections 3.03, 5.02 and 6.07 of the Texas LP Act and Section 17-607 of the Delaware LP Act); and Texas Limited owns each such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement.

          (n)    Ownership of the General Partner.    (i) MarkWest owns 89.2% of the issued and outstanding membership interests in the General Partner and (ii) current and former officers, directors and key employees of MarkWest and the General Partner (collectively, the "Management Group") collectively own 10.8% of the issued and outstanding membership interests in the General Partner as described in the Pricing Prospectus and the Prospectus; such membership interests are duly authorized and validly issued in accordance with the General Partner's limited liability

(2)
Please confirm that Oklahoma LP interests are nonassessable.

company agreement (as the same may be amended or restated at or prior to the Closing Date, the "General Partner LLC Agreement") and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and MarkWest and the Management Group own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such pledges as may be entered into by the Management Group.

          (o)    Ownership of Interests in Javelina Company.    Javelina Holdings and Javelina Pipeline Holdings own 60% and 40%, respectively, of the issued and outstanding general partnership interests in Javelina Company; such general partnership interests have been duly authorized and validly issued in accordance with the partnership agreement of Javelina Company (as the same has been and may be amended or restated at or prior to the Closing Date, the "Javelina Company Partnership Agreement"); and Javelina Holdings and Javelina Pipeline Holdings own such general partnership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement.

          (p)    Ownership of Interests in Javelina Pipeline.    Javelina Pipeline Holdings and Javelina Holdings own 60% and 40%, respectively, of the issued and outstanding general partnership interests in Javelina Pipeline; such general partnership interests have been duly authorized and validly issued in accordance with the partnership agreement of Javelina Pipeline (as the same has been and may be amended or restated at or prior to the Closing Date, the "Javelina Pipeline Partnership Agreement"); and Javelina Pipeline Holdings and Javelina Holdings own such general partnership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement.

          (q)    No Other Subsidiaries.    Other than the Partnership's ownership of its membership interest in (i) the Operating Company, (ii) the Operating Company's ownership of its membership interest in the LLC Operating Subs, (iii) Texas GP's and Texas Limited's ownership of the partnership interests in the LP Operating Subs, (iv) Javelina Holdings' and Javelina Pipeline Holdings' ownership of the general partnership interests in Javelina Company and Javelina Pipeline and (v) Starfish's ownership of 100% of the issued and outstanding membership interests in West Cameron Dehydration Company, LLC, a Delaware limited liability company, Stingray Pipeline Company, LLC, a Delaware limited liability company, and Triton Gathering, LLC, a Delaware limited liability company, neither the Partnership nor the Operating Company owns, and at the Closing Date and the Option Closing Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner does not own, and at the Closing Date and the Option Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

          (r)    No Preemptive Rights, Registration Rights or Options.    Except as described in the Pricing Prospectus and the Prospectus or in the organizational documents of the MarkWest Entities other than the General Partner, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests of the Partnership Entities, in each case pursuant to the partnership agreement or limited liability company agreement of such entity or the certificates of limited partnership or formation and other organizational documents or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than the

  Units to be sold hereunder by the Selling Unitholders and other than as have been waived or deemed waived. Except as described in the Pricing Prospectus and the Prospectus, there are no outstanding options or warrants to purchase any partnership or member interests in any Partnership Entity.

          (s)    Authority and Authorization.    The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it hereunder, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and the Prospectus. At the Closing Date and the Option Closing Date, all partnership and limited liability company action, as the case may be, required to be taken by the MarkWest Parties or the Operating Subs or any of their members or partners for the authorization, issuance, sale and delivery of the Units to be sold by the Partnership hereunder and the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

          (t)    Enforceability of the Underwriting Agreement.    This Agreement has been duly authorized, validly executed and delivered by each of the MarkWest Parties, and constitutes the valid and legally binding agreement of each of the MarkWest Parties, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity and contribution provisions hereunder may be limited by applicable laws, general principles of equity and public policy.

          (u)    Enforceability of Other Agreements.    At or before the Closing Date:

            (i)    The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

            (ii)    The Operating Company LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms;

            (iii)    The General Partner LLC Agreement has been duly authorized, executed and delivered by MarkWest and is a valid and legally binding agreement of MarkWest, enforceable against it in accordance with its terms;

            (iv)    Each of the Operating Subs LLC Agreements has been duly authorized, executed and delivered by the Operating Company and is a valid and legally binding agreement of the Operating Company, enforceable against it in accordance with its terms;

            (v)    Each of the Operating Subs Partnership Agreements has been duly authorized, executed and delivered by Texas GP and Texas Limited and is a valid and legally binding agreement of Texas GP and Texas Limited, enforceable against Texas GP and Texas Limited in accordance with its terms;

            (vi)    The Javelina Company Partnership Agreement has been duly authorized, executed and delivered by Javelina Holdings and Javelina Pipeline Holdings and is a valid and legally binding agreement of Javelina Holdings and Javelina Pipeline Holdings, enforceable against Javelina Holdings and Javelina Pipeline Holdings in accordance with its terms;

            (vii)    The Javelina Pipeline Partnership Agreement has been duly authorized, executed and delivered by Javelina Pipeline Holdings and Javelina Holdings and is a valid and legally binding agreement of Javelina Pipeline Holdings and Javelina Holdings, enforceable against Javelina Pipeline Holdings and Javelina Holdings in accordance with its terms;

            (viii)    The Bank Credit Agreement has been duly authorized, executed and delivered by the Operating Company and the Partnership and is a valid and binding agreement of the Operating Company and the Partnership, enforceable against the Operating Company and the Partnership in accordance with the terms;

        provided that, with respect to each agreement described in this Section 4(u), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Partnership Agreement, the Operating Company LLC Agreement, the General Partner LLC Agreement, the Operating Subs LLC Agreements, the Operating Subs Partnership Agreements, the Javelina Company Partnership Agreement, the Javelina Pipeline Partnership Agreement and the Bank Credit Agreement are herein collectively referred to as the "Operative Agreements."

          (v)    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties, or the consummation by the MarkWest Parties of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, agreement of limited partnership, limited liability company agreement or other organizational documents of the MarkWest Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the MarkWest Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the MarkWest Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the MarkWest Entities, which conflicts, breaches, violations, defaults, liens, changes or encumbrances, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

          (w)    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over the MarkWest Entities or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder in connection with the execution, delivery and performance of this Agreement by the MarkWest Parties or the consummation by the MarkWest Parties of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities or "Blue Sky" laws, (ii) for such consents which have been, or prior to the Closing Date will be, obtained and (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

          (x)    No Default.    None of the MarkWest Entities is in (i) violation of its partnership agreement, certificate or agreement of limited partnership, limited liability company agreement or other organizational documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the MarkWest Parties to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the MarkWest Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the MarkWest Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

          (y)    Conformity of Securities to Descriptions in the Pricing Prospectus and the Prospectus.    The Units, when issued and delivered against payment therefor as provided herein, and the Subordinated Units and the Incentive Distribution Rights will conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus.

          (z)    Independent Public Accountants.    Deloitte & Touche LLP, which has certified certain financial statements of the Partnership and delivered its opinion with respect to certain audited financial statements and schedules included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Securities Act and the Rules and Regulations. KPMG LLP, which has certified certain financial statements of the Partnership and delivered its opinion with respect to certain audited financial statements and schedules included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Securities Act and the Rules and Regulations. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Partnership, the Javelina Entities and Starfish and delivered its opinion with respect to certain audited financial statements and schedules included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Partnership and the General Partner, the Javelina Entities and Starfish, as applicable, within the meaning of the Securities Act and the Rules and Regulations.

          (aa)    Financial Statements.    At March 31, 2006, the Partnership would have had, on an actual and adjusted basis as indicated in the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical and pro forma financial information set forth in the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) under the caption "Summary Historical and Unaudited Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

          (bb)    No Material Adverse Change.    Except as disclosed in the Pricing Prospectus and the Prospectus, none of the MarkWest Entities has sustained since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement thereto), (i) none of the MarkWest Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the MarkWest Entities, taken as a whole and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the business, prospects, properties, management, condition (financial or other), partners' capital, net worth or results of operations of the Partnership Entities, taken as a whole.

          (cc)    Legal Proceedings or Contracts to be Described or Filed.    There are no legal or governmental proceedings pending or, to the knowledge of the MarkWest Parties, threatened, against any of the MarkWest Entities, or to which any of the MarkWest Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Rules and Regulations.

          (dd)    Title to Properties.    The Partnership Entities have good and indefeasible title to all real property and good title to all personal property described in the Pricing Prospectus and the Prospectus as owned by the MarkWest Entities, free and clear of all liens, claims, security interests, or other encumbrances, except such as (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities, (ii) could not reasonably be expected to have a Material Adverse Effect or (iii) are described, and subject to the limitations contained, in the Pricing Prospectus and the Prospectus.

          (ee)    Rights-of-Way.    Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Prospectus and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Pricing Prospectus and the Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Pricing Prospectus and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

          (ff)    Permits.    Each of the Partnership Entities has, or at the Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Pricing Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and except for any permits that are of a routine or administrative nature that are expected in the reasonable judgment of the General Partner to be obtained, as necessary, in the ordinary course of business subsequent to the date hereof; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date in the manner described, and subject to the limitations contained, in the Pricing Prospectus and the Prospectus and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, none of such permits contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

          (gg)    Books and Records; Accounting Controls.    Except as described in the Pricing Prospectus and the Prospectus, the Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and (ii) maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (hh)    Disclosure Controls and Procedures.    (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company including its respective principal executive officers and principal financial officers, as appropriate, to allow such officers to make timely decisions regarding required disclosure and (iii) except as described in the Pricing Prospectus and the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

          (ii)    No Adverse Changes in Internal Controls.    Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the General Partner and the Partnership has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the Partnership's ability to record, process, summarize and report financial data, or any material weaknesses in internal controls except as described in the Pricing Prospectus and the Prospectus or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership's internal controls. The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview" in the Pricing Prospectus and the Prospectus accurately and fully describes all corrective actions the Partnership has taken with regard to any significant deficiencies and material weaknesses.

          (jj)    Sarbanes-Oxley Act of 2002.    There is and has been no failure on the part of the Partnership or any of its directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act").

          (kk)    Critical Accounting Policies.    The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies" in the Pricing Prospectus and the Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the financial condition and results of operations of the Partnership, and that require management's most difficult, subjective or complex judgments ("Critical Accounting Policies"); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

          (ll)    Tax Returns.    Each of the MarkWest Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with accounting principles generally accepted in the United States or (ii) which, if not paid, would not have a Material Adverse Effect.

          (mm)    Investment Company/Public Utility Holding Company.    None of the MarkWest Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Prospectus and the Prospectus under the caption "Use of Proceeds," none of the MarkWest Entities will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (nn)    Environmental Compliance.    Except as described in the Pricing Prospectus and the Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Materials (as defined below), except where such noncompliance with Environmental Laws, failure to receive required permits, or failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (oo)    No Labor Dispute.    No labor dispute with the employees of the MarkWest Entities exists or, to the knowledge of the MarkWest Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

          (pp)    Insurance.    The MarkWest Entities maintain insurance covering the properties, operations, personnel and businesses of the Partnership Entities against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the MarkWest Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (qq)    Litigation.    Except as described in the Pricing Prospectus and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the MarkWest Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the MarkWest Parties, proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or any Operative Agreement.

          (rr)    No Distribution of Other Offering Materials.    None of the Partnership Entities has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 4(b) of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

          (ss)    Listing.    The Units have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

          (tt)    Stabilization.    None of the Partnership Entities (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Common Units or (B) has paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership.

          (uu)    No Integration.    Neither the Partnership nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be "integrated" for purposes of the Securities Act or the Rules and Regulations with the offer and sale of the Units pursuant to the Registration Statement. Except as disclosed in the Pricing Prospectus and the Prospectus, neither the Partnership nor any of its affiliates has sold or issued any security during the six month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than Common Units issued pursuant to employee benefit plans, qualified unit option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Pricing Prospectus and the Prospectus.

          (vv)    Significant Subsidiaries.    None of the MarkWest Parties has any subsidiaries, other than MarkWest Appalachia LLC, West Shore LLC, Western Oklahoma LLC, East Texas LP, Javelina Company and Javelina Pipeline (collectively, the "Significant Subsidiaries"), which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Rule 405 under the Securities Act).

        Any certificate signed by any officer of any MarkWest Party and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such MarkWest Party to each Underwriter as to the matters covered thereby.

        5.    Additional Covenants of the MarkWest Parties and the Underwriters.

          (a)    The MarkWest Parties covenant and agree with the several Underwriters that:

            (i)    The Partnership will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations.

            (ii)    The Partnership will deliver to each of the Underwriters, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, of any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Underwriters may reasonably request for the purposes contemplated by the Securities Act; if there is a post-effective amendment to the Registration Statement that is not effective under the Securities Act, the Partnership will use its best efforts to cause the post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the Commission or any state or other jurisdiction or other regulatory body of any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

            (iii)    The Partnership will not file any amendment to the Registration Statement, or supplement to the Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)); any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment or supplement is required by law; and the Partnership will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

            (iv)    During the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the Securities Act and the Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

            (v)    If, during the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriter or dealer, (i) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder, the Partnership will forthwith at its expense prepare and file with the Commission, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

            (vi)    During the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with you in qualifying the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign corporation, to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

            (vii)    In accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, the Partnership will make generally available to its security holders an earning statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

            (viii)    The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by an independent registered public accounting firm and quarterly reports containing financial statements and financial information, which may be unaudited. The Partnership will, for a period of two years from the Closing Date, furnish or make available to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Securities Act or the Exchange Act. The Partnership will deliver or make available to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Partnership's financial statements. Any report, document or other information required to be furnished or made available under this paragraph (i) shall be furnished as soon as practicable after such report, document or information becomes publicly available.

            (ix)    The Partnership and the General Partner will not, during the 90 days after the date of the Prospectus, without the prior written consent of RBC Capital Markets Corporation, directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any Common Units, any securities convertible into, or exercisable or exchangeable for, Common Units (other than the Subordinated Units) or any other rights to acquire such Common Units, other than (i) pursuant to employee benefit plans as in existence as of the date of the Prospectus or (ii) in connection with accretive acquisitions of assets or businesses pursuant to Section 5.7(b) or 5.7(c) of the Partnership Agreement in which such Common Units are issued as consideration; provided, however, that with respect to clause (i) above, any recipient of Common Units will furnish to RBC Capital Markets Corporation a letter substantially similar to that required by Section 5(a)(xiii) below with respect to the period between the date of any such issuance and the date 90 days after the date of the Prospectus.

            (x)    The Partnership will apply the proceeds from the sale of the Units as set forth in the description under "Use of Proceeds" in the Pricing Prospectus and the Prospectus.

            (xi)    The Partnership will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Units under the Securities Act.

            (xii)    The Partnership will use its best efforts to obtain approval for, and maintain the listing of the Units on, the American Stock Exchange.

            (xiii)    The Partnership will cause its directors and executive officers to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any Common Units, or any securities convertible into, or exercisable or exchangeable for, Common Units (other than Subordinated Units) or any other rights to acquire such Common Units, during the 90 days after the date of the Prospectus, without the prior written consent of RBC Capital Markets Corporation.

          (b)    The Underwriters severally covenant and agree with the MarkWest Parties that:

            (i)    Each Underwriter represents and agrees that it has not made and, without the prior consent of the Partnership and RBC Capital Markets Corporation, it will not make, any offer relating to the Units that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing prospectus the use of which has been consented to by the Partnership and RBC Capital Markets Corporation is listed on Schedule II(a) or Schedule II(b) hereto. The Partnership has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Partnership represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to RBC Capital Markets Corporation and, if requested by RBC Capital Markets Corporation, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through RBC Capital Markets Corporation expressly for use therein, which information is specified in Section 13.

            (ii)    Each Underwriter severally agrees that such Underwriter shall not include any "issuer information" (as defined in Rule 433) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, "Permitted Issuer Information"); providedthat (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) "issuer information," as used in this Section 5(b)(ii), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

        6.    Conditions of Underwriters' Obligations.    The several obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the MarkWest Parties contained herein, to the performance by the MarkWest Parties of their covenants and obligations hereunder, and to the following additional conditions:

          (a)    The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 p.m., New York time, on the date hereof, or, with your consent, at a later date and time, not later than 1:00 p.m., New York time, on the first business day following the date hereof, or at such later date and time as may be approved by the Underwriters. All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. All material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or any Underwriter, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

          (b)    No Underwriter shall have advised the Partnership on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and, in the case of the Registration Statement, is required to be stated therein, or, in all other cases, is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)    On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Vinson & Elkins L.L.P. counsel for the Partnership, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

            (i)    Each of the Partnership, East Texas LP and Javelina Holdings has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Each of the Partnership, East Texas LP and Javelina Holdings is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

            (ii)    Each of the General Partner, the Operating Company, MarkWest Appalachia LLC, Texas GP, Texas Limited and Starfish has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership. Texas GP has all necessary limited liability company power and authority to act as general partner of each of the LP Operating Subs. Each of the General Partner, the Operating Company, MarkWest Appalachia LLC, Texas GP, Texas Limited and Starfish is duly registered or qualified as a foreign limited liability company for the transaction or business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

            (iii)    Each of Javelina Company and Javelina Pipeline has been duly formed and is validly existing in good standing as a general partnership under the laws of the State of Texas with all necessary power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Each of Javelina Company and Javelina Pipeline is duly registered or qualified as a foreign partnership for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

            (iv)    The General Partner is the sole general partner of the Partnership. The General Partner owns a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all liens, encumbrances (except for restrictions on transferability described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

            (v)    All outstanding Common Units and Subordinated Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

            (vi)    As of the date of the Pricing Prospectus, MarkWest owns 1,633,334 Subordinated Units as described in the Pricing Prospectus and the Prospectus and the General Partner owns all of the Incentive Distribution Rights, in each case free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Prospectus and the

    Prospectus) security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MarkWest, or the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) arising under the Bank Credit Agreement or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

            (vii)    The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

            (viii)    MarkWest owns of record 89.2% of the issued and outstanding membership interests of the General Partner and the Management Group owns of record 10.8% of the issued and outstanding membership interests of the General Partner as described in the Pricing Prospectus and the Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and MarkWest and the Management Group own such membership interests free and clear of all liens, encumbrances (except liens or encumbrances granted by members of the Management Group), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MarkWest or any member of the Management Group as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) arising under the Bank Credit Agreement or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

            (ix)    The Partnership owns a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) arising under the Bank Credit Agreement or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

            (x)    The Operating Company owns of record (i) 100% of the issued and outstanding membership interests in each of MarkWest Appalachia LLC, Texas GP and Texas Limited and (ii) 50% of the issued and outstanding membership interests in Starfish (collectively, the "Delaware LLC Operating Subs"); the membership interests of each of the Delaware LLC Operating Subs have been duly authorized and validly issued in accordance with its respective limited liability company agreement and are fully paid (to the extent required under the its respective limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) arising under the Bank Credit Agreement or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

            (xi)    Texas GP is the sole general partner of Javelina Holdings with a 0.001% general partner interest in Javelina Holdings; such general partner interest has been duly authorized and validly issued in accordance with Javelina Holdings' partnership agreement (as the same may be amended or restated at or prior to the Closing Date), and Texas GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Texas GP as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than those arising under the Bank Credit Agreement. Texas Limited is the sole limited partner of Javelina Holdings with a 99.999% limited partner interest in Javelina Holdings; such limited partner interest has been duly authorized and validly issued in accordance with Javelina Holdings' partnership agreement (as the same may be amended or restated at or prior to the Closing Date) and is fully paid (to the extent required under Javelina Holdings' partnership agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and Texas Limited owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Texas Limited as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than those arising under the Bank Credit Agreement.

            (xii)    Texas GP is the sole general partner of East Texas LP with a 0.001% general partner interest in East Texas LP; such general partner interest has been duly authorized and validly issued in accordance with East Texas LP's partnership agreement (as the same may be amended or restated at or prior to the Closing Date), and Texas GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Texas GP as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than those arising under the Bank Credit Agreement. Texas Limited is the sole limited partner of East Texas LP with a 99.999% limited partner interest in East Texas LP; such limited partner interest has been duly authorized and validly issued in accordance with East Texas LP's partnership agreement (as the same may be amended or restated at or prior to the Closing Date) and is fully paid (to the extent required under East Texas LP's partnership agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and Texas Limited owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Texas Limited as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than those arising under the Bank Credit Agreement.

            (xiii)    Javelina Holdings owns (i) 60% of the issued and outstanding general partnership interests in Javelina Company and (ii) 40% of the issued and outstanding general partnership interests in Javelina Pipeline; such general partnership interests have been duly authorized and validly issued in accordance with the Javelina Company Partnership Agreement and the Javelina Pipeline Partnership Agreement, respectively; and Javelina Holdings owns such general partnership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming Javelina Holdings as a debtor is on file in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas Revised Partnership Act and other than those arising under the Bank Credit Agreement.

            (xiv)    Javelina Pipeline Holdings owns (i) 60% of the issued and outstanding general partnership interests in Javelina Pipeline and (ii) 40% of the issued and outstanding general partnership interests in Javelina Company; such general partnership interests have been duly authorized and validly issued in accordance with the Javelina Pipeline Partnership Agreement and the Javelina Company Partnership Agreement, respectively; and Javelina Pipeline Holdings owns such general partnership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming Javelina Pipeline Holdings as a debtor is on file in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas Revised Partnership Act and other than those arising under the Bank Credit Agreement.

            (xv)    Except as described in the Pricing Prospectus and the Prospectus or in the organizational documents of the MarkWest Entities other than the General Partner, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, (i) any limited partner interests of the Partnership, (ii) any membership interests of the General Partner, the Operating Company, MarkWest Appalachia LLC, Texas GP, Texas Limited or Starfish, (iii) any partnership interests of East Texas LP, Javelina Holdings, Javelina Company or Javelina Pipeline pursuant to the Partnership Agreement, the General Partner LLC Agreement, the Operating Company LLC Agreement, the limited liability company agreement of Texas GP, Texas Limited or Starfish, the agreement of limited partnership of East Texas LP or Javelina Holdings, the Javelina Company Partnership Agreement or the Javelina Pipeline Partnership Agreement, respectively, or, to the knowledge of such counsel, any other agreement or instrument listed as an exhibit to the Registration Statement to which such entities are a party or by which any of them may be bound. To the knowledge of such counsel and except as described in the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than the Units to be sold hereunder by the Selling Unitholders and other than as have been waived. To such counsel's knowledge, except as described in the Pricing Prospectus and the Prospectus, there are no outstanding options or warrants to purchase any partnership or any membership interests in the Partnership, the Operating Company or any of the Significant Subsidiaries.

            (xvi)    Each of the Operative Agreements (other than the Bank Credit Agreement) to which any of the MarkWest Parties or the Significant Subsidiaries is a party has been duly authorized and validly executed and delivered by such entity that is a party thereto, and assuming due authorization, execution and delivery by each entity to such agreement other than such parties, each of the Operative Agreements (other than any Operative Agreements governed by law other than Texas, New York or Delaware law and other than the Bank Credit Agreement, as to which such counsel need not express any opinion) constitutes a valid and legally binding agreement of the MarkWest Parties and the Significant Subsidiaries that are parties thereto, enforceable against such entity in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to the fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

            (xvii)    The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by its hereunder, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Prospectus and the Prospectus.

            (xviii)    This Agreement has been duly authorized and validly executed and delivered by each of the MarkWest Parties.

            (xix)    None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the agreement of limited partnership or limited liability company agreement of any of the MarkWest Parties or Significant Subsidiaries organized in Delaware, (ii) constitutes or will constitute a violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such default) under, any Operative Agreement (other than any Operative Agreement governed by law other than Texas, New York or Delaware law and other than the Bank Credit Agreement), (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Texas Revised Partnership Act or other Texas law, New York law or federal law or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the MarkWest Parties or Significant Subsidiaries organized in Delaware or Texas, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii), or (iv) would, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Partnership Entities taken as a whole.

            (xx)    No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") under the Delaware LP Act, the Delaware LLC Act, the Texas Revised Partnership Act or other Texas law or federal law is required for the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties or the consummation by the MarkWest Parties of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act, the Exchange Act or under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, or, (ii) for such consents which have been obtained or made.

            (xxi)    The Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof in the Pricing Prospectus and the Prospectus.

            (xxii)    The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

            (xxiii)    The Registration Statement was declared effective under the Securities Act on [            ]; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

            (xxiv)    The Registration Statement, the Pricing Prospectus and the Prospectus (except for the financial statements and the notes and the schedules thereto and the auditors' reports thereon, and the other financial, statistical and accounting data included in the Registration Statement, the Pricing Prospectus or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Rules and Regulations.

            (xxv)    To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any of the MarkWest Entities or to which any of the MarkWest Entities is a party or to which any of their respective properties is subject that are required to be described in the Pricing Prospectus or the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

            (xxvi)    None of the MarkWest Parties or Significant Subsidiaries organized in Delaware is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (xxvii)    None of the Partnership, the General Partner or the Operating Company is a "public utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the MarkWest Entities, the independent public accountants of the Partnership, and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus and the Prospectus (except to the extent specified in paragraphs (xxi) and (xxii) of the foregoing opinion), based on the foregoing, no information has come to such counsel's attention that causes such counsel to believe (A) that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial, statistical and reserve data included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Disclosure Package (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial, statistical and reserve data included therein, as to which such counsel need not comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading or (C) that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial, statistical and reserve data included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the MarkWest Parties set forth in this Agreement and upon certificates of officers and employees of the MarkWest Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law, the Texas Revised Partnership Act and other Texas law and the contract law of the State of New York, (D) with respect to the opinions expressed in paragraphs (i) through (iii) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of each of the MarkWest Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Exhibit A hereto (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you), and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other MarkWest Parties may be subject.

          (d)    On the Closing Date, you shall have received the opinion of each of [Loomis, Ewert, Parsley, Davis and Gotting,] opining as to the law of Michigan, and [Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.,] opining as to the law of Oklahoma, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

            (i)    Each of West Shore LLC, Basin LLC and Michigan Pipeline LLC (collectively, the "Michigan LLC Operating Subs") has been duly formed and is validly existing in good standing as a limited liability company under the Michigan LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased at the Closing Date (and, if applicable, the Option Closing Date) and to conduct its business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Each of the Michigan LLC Operating Subs is duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of [insert applicable state]. [Michigan counsel only.]

            (ii)    Western Oklahoma LLC has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased at the Closing Date (and, if applicable, the Option Closing Date) and to conduct its business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Western Oklahoma LLC is duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of [insert applicable state]. [Oklahoma counsel only.]

            (iii)    Javelina Pipeline Holdings has been duly formed and is validly existing in good standing as a limited partnership under the Oklahoma LP Act with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Javelina Pipeline Holdings is duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of [insert applicable state]. [Oklahoma counsel only.]

            (iv)    The Operating Company owns 100% of the issued and outstanding membership interests in each of the Michigan LLC Operating Subs; the membership interests of each of the Michigan LLC Operating Subs have been duly authorized and validly issued in accordance with its respective limited liability company agreement and are fully paid (to the extent required under such limited liability company agreements) and nonassessable; and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Michigan naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Michigan or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Michigan LLC Act. [Michigan counsel only.]

            (v)    The Operating Company owns of record 100% of the issued and outstanding membership interests in Western Oklahoma LLC; the membership interests of Western Oklahoma LLC have been duly authorized and validly issued in accordance with its limited liability company agreement and are fully paid (to the extent required under such limited liability company agreement) and nonassessable; and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Oklahoma or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Oklahoma LLC Act. [Oklahoma counsel only.]

            (vi)    Texas GP is the sole general partner of Javelina Pipeline Holdings with a 0.001% general partner interest in Javelina Pipeline Holdings; such general partner interest has been duly authorized and validly issued in accordance with Javelina Pipeline Holdings' partnership agreement (as the same may be amended or restated at or prior to the Closing Date), and Texas GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Texas GP as a debtor is on file in the office of the Secretary of State of the State of Oklahoma or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Oklahoma LP Act and other than those arising under the Bank Credit Agreement. Texas Limited is the sole limited partner of Javelina Pipeline Holdings with a 99.999% limited partner interest in Javelina Pipeline Holdings; such limited partner interest has been duly authorized and validly issued in accordance with Javelina Pipeline Holdings' partnership agreement (as the same may be amended or restated at or prior to the Closing Date) and is fully paid (to the extent required under Javelina Pipeline Holdings' partnership agreement) and nonassessable; and Texas Limited owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Texas Limited as a debtor is on file in the office of the Secretary of State of the State of Oklahoma or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Oklahoma LP Act and other than those arising under the Bank Credit Agreement. [Oklahoma counsel only.]

            (vii)    Except as described in the Pricing Prospectus and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any partnership interests of Javelina Pipeline Holdings pursuant to the partnership agreement of Javelina Pipeline Holdings, or any other agreement or instrument listed as an exhibit to the Registration Statement to which Javelina Pipeline Holdings is a party or by which it may be bound. To the knowledge of such counsel, except as described in the Pricing Prospectus and the Prospectus, there are no outstanding options or warrants to purchase any partnership interests in Javelina Pipeline Holdings. [Oklahoma counsel only.]

            (viii)    Except as described in the Pricing Prospectus and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any membership interests of [insert applicable MarkWest Entities] pursuant to the limited liability company agreements of [insert applicable MarkWest Entities], respectively, or any other agreement or instrument listed as an exhibit to the Registration Statement to which such entities are a party or by which any of them may be bound. To the knowledge of such counsel, except as described in the Pricing Prospectus and the Prospectus, there are no outstanding options or warrants to purchase any membership interests in [insert applicable MarkWest Entities].

            (ix)    None of the offering, issuance and sale by the Partnership of the Units to be sold by the Partnership hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the limited liability company agreement or agreement of limited partnership of [insert applicable MarkWest Entities], (ii) violates or will violate [Michigan/Oklahoma] law or (iii) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of [insert applicable MarkWest Entities], which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii) or (iii) would, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Partnership Entities taken as a whole.

        In rendering such opinions, such counsel shall state that it (A) relied in respect of matters of fact upon certificates of officers and employees of the MarkWest Entities and upon information obtained from public officials including, without limitation, certificates of foreign qualification for each of the MarkWest Entities provided by the Secretary of State of [insert applicable state]dated as of a recent date with respect to the opinion in paragraphs (i) through (iii) above and (B) assumed that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine.

        The opinions expressed by such counsel may be limited to the laws of the State of [insert applicable state], excepting therefrom municipal and local ordinances and regulations. Such counsel need not express an opinion with respect to (i) title to any of the real or personal property, (ii) the accuracy of descriptions or references to real or personal property, (iii) permits to own or operate any real or personal property or (iv) with respect to state or local taxes or tax statutes including, without limitation, those to which any of the limited partners of the MarkWest Parties may be subject.

        In rendering such opinion, such counsel shall state that each of the MarkWest Parties, Vinson & Elkins L.L.P. and Baker Botts L.L.P. are hereby authorized to rely upon such opinion letter as if such opinion letter were addressed and delivered to each of them.

          (e)    You shall have received on the applicable Closing Date, from Baker Botts L.L.P., counsel to the Underwriters, such opinion or opinions, dated the applicable Closing Date with respect to such matters as you may reasonably require; and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

          (f)    You shall have received at or prior to the Closing Date from Baker Botts L.L.P. a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Units under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Partnership.

          (g)    On the date of this Agreement and on the applicable Closing Date, you shall have received from each of Deloitte & Touche LLP, KPMG LLP and PricewaterhouseCoopers LLP, a letter or letters, dated the date of this Agreement and the applicable Closing Date, respectively, in form and substance satisfactory to you, containing statements of the type ordinarily included in accountants' "comfort letters" to underwriters.

          (h)    Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) none of the Partnership Entities shall have sustained since the date of the latest financial statements included in the Registration Statement and in the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement thereto), none of the MarkWest Entities shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the issued and outstanding equity interests or short-term or long-term debt of the Partnership Entities or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Partnership or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus.

          (i)    There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the American Stock Exchange or the establishing on such exchanges or market by the Commission or by such exchanges or markets of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Partnership's securities on the American Stock Exchange or the establishing on such market by the Commission or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any New York authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Pricing Prospectus and the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States is such as to make it in your judgment impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Pricing Prospectus and the Prospectus.

          (j)    You shall have received a certificate, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the chief executive officer and the chief financial officer of the General Partner, in their capacities as such, stating that:

            (i)    the condition set forth in Section 6(a) has been fully satisfied;

            (ii)    they have examined the Registration Statement, the Pricing Prospectus and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Pricing Prospectus or the

    Prospectus, or any amendment or supplement thereto as of their respective effective, issue or filing dates, contained, and the Pricing Prospectus and Prospectus as amended or supplemented and at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact, in the case of the Registration Statement, required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (iii)    since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Pricing Prospectus or the Prospectus which has not been so set forth;

            (iv)    all representations and warranties made herein by the MarkWest Parties are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the MarkWest Parties on or prior to such Closing Date have been duly performed and complied with by the MarkWest Parties;

            (v)    no stop order has been issued;

            (vi)    the Units have been approved for listing on the American Stock Exchange; and

            (vii)    covering such other matters as you may reasonably request.

          (k)    The MarkWest Parties shall not have failed, refused, or been unable, at or prior to the applicable Closing Date to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

          (l)    The Partnership shall have furnished to you at the applicable Closing Date such further information, opinions, certificates, letters and documents as you may have reasonably requested.

          (m)    The American Stock Exchange shall have approved the units for listing, subject only to official notice of issuance.

          (n)    You shall have received duly and validly executed letter agreements referred to in Section 5(a)(xiii) hereof.

        All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to Baker Botts L.L.P., counsel for the several Underwriters. The Partnership will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

        If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the applicable Closing Date or waived by you in writing, this Agreement may be terminated by you on notice to the Partnership.

        7.    Indemnification and Contribution.

          (a)    The MarkWest Parties, jointly and severally, will indemnify and hold harmless each Underwriter from and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405) used or referred to by any Underwriter or (D) any "road show" (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a "Non-

  Prospectus Road Show"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that the MarkWest Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information furnished to the Partnership by you or by any Underwriter through you specifically for use in the preparation thereof, such information being listed in Section 13 below.

          (b)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the MarkWest Parties from and against any losses, damages or liabilities to which the MarkWest Parties may become subject, under the Securities Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 13, and will reimburse the MarkWest Parties for any legal or other expenses incurred by the MarkWest Parties in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).

          (c)    Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d)    If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the MarkWest Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the MarkWest Parties, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the MarkWest Parties, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the MarkWest Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the MarkWest Parties, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The MarkWest Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Units and not joint.

          (e)    The obligations of the MarkWest Parties under this Section 7 shall be in addition to any liability that the MarkWest Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership and the General Partner who signed the Registration Statement and to each person, if any, who controls the MarkWest Parties within the meaning of the Securities Act.

        8.    Representations and Agreements to Survive Delivery.    The respective representations, warranties, agreements and statements of the MarkWest Parties and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the MarkWest Parties or any of its officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

        9.    Substitution of Underwriters.

          (a)    If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that they have so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

          (b)    If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by you and the Partnership as provided in subsection (a) above, the aggregate number of Units which remains unpurchased does not exceed one-eleventh of the total Units to be sold on the Closing Date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the Units which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c)    If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by you and the Partnership as provided in subsection (a) above, the number of Units which remains unpurchased exceeds one-eleventh of the total Units to be sold on the Closing Date, or if the Partnership shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Units of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Partnership to sell the Option Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10.    Termination.

          (a)    This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Partnership if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

          (b)    This Agreement also may be terminated by you, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

        If you terminate this Agreement as provided in Sections 10(a) or 10(b), you shall notify the Partnership pursuant to the provisions of Section 12 hereof.

        11.    Costs and Expenses.    The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Units, the filing fees of the Commission, the fees and expenses of the Partnership's accountants and the fees and expenses of counsel for the Partnership, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents to the Underwriters, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Units for trading on the American Stock Exchange; (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, and (i) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in this Section 11) the Underwriters will bear and pay all of their own costs and expenses, including the fees and expenses of the Underwriters' counsel, the Underwriters' transportation expenses and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Units.

        If this Agreement is terminated by you in accordance with the provisions of Section 10(a) (other than pursuant to Section 6(i) or Section 9), the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

        12.    Notices.    All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o RBC Capital Markets Corporation at 5700 Williams Tower, 2800 Post Oak Blvd., Houston, Texas 77056, Attention:[            ], facsimile number [(            )             ], with a copy to Baker Botts L.L.P., One Shell Plaza, 910 Louisiana St., Suite 3200, Houston, Texas 77002, Attention: Joshua Davidson, facsimile number (713) 229-2727, or if sent to the Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Partnership at MarkWest Energy Partners, L.P., 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112, facsimile number (303) 290-8769. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Units or as otherwise furnished to the Partnership.

        13.    Information Furnished by Underwriters.    The statements set forth in the [            ] paragraphs under the caption "Underwriting" in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 4(b) and Section 7 hereof.

        14.    Parties.    This Agreement shall inure to the benefit of and be binding upon the Underwriters and the MarkWest Parties and, to the extent provided in Sections 7 and 8, the officers and directors of the MarkWest Parties and each person who controls the MarkWest Parties or any Underwriter and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

        In all dealings hereunder, you shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you jointly or by RBC Capital Markets Corporation on behalf of you as the Underwriters, as if the same shall have been made or given in writing by the Underwriters.

        15.    Counterparts.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        16.    Pronouns.    Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

        17.    Time of Essence.    Time shall be of the essence of this Agreement.

        18.    Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

        19.    Research Independence.    In addition, the Partnership acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters' investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

        20.    No Fiduciary Duty.    Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriters, the Partnership acknowledges and agrees that:

          (a)    nothing herein shall create a fiduciary or agency relationship between the Partnership and the Underwriters;

          (b)    the Underwriters are not acting as advisors, expert or otherwise, to the Partnership in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

          (c)    the relationship between the Partnership and the Underwriters is entirely and solely commercial, based on arms-length negotiations;

          (d)    any duties and obligations that the Underwriters may have to the Partnership shall be limited to those duties and obligations specifically stated herein; and

          (e)    notwithstanding anything in this Underwriting Agreement to the contrary, the Partnership acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Partnership for, any of such additional financial interests.

        The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

        If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the MarkWest Parties and the Underwriters.

MARKWEST ENERGY PARTNERS, L.P.
By:	MarkWest Energy GP, L.L.C., its General Partner

By:
Name: Title:
MARKWEST ENERGY OPERATING COMPANY, L.L.C.
By:	MarkWest Energy Partners, L.P., its Managing Member

By:	MarkWest Energy GP, L.L.C., its General Partner

By:
Name: Title:
MARKWEST ENERGY GP, L.L.C.

By:
Name: Title:

Signature Page to Underwriting Agreement

Accepted in                         ,
as of the date
first above written, on
behalf of ourselves and each
of the several Underwriters
named in Schedule I hereto.

RBC CAPITAL MARKETS CORPORATION
WACHOVIA CAPITAL MARKETS, LLC
A.G. EDWARDS & SONS, INC.
CREDIT SUISSE SECURITIES (USA) LLC
J.P. MORGAN SECURITIES INC.
KEYBANC CAPITAL MARKETS,
    A DIVISION OF MCDONALD INVESTMENTS, INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED

By: RBC CAPITAL MARKETS CORPORATION

By:

Title:

Signature Page to Underwriting Agreement

SCHEDULE I

Name	Number of Units
RBC Capital Markets Corporation
Wachovia Securities, LLC
A.G. Edwards & Sons, Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.
KeyBanc Capital Markets, a division of McDonald Investments Inc.
Stifel, Nicolaus & Company, Incorporated

Total	[ ]

SCHEDULE I

SCHEDULE II(a)

        Materials Other than the Pricing Prospectus that Comprise the Pricing Disclosure Package: SCHEDULE II(a)

SCHEDULE II(b)

        Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package

        [List on this Schedule all electronic roadshows and any other Issuer FWPs that were not required to be distributed in order to satisfy Section 12 obligations]

SCHEDULE II(b)

EXHIBIT A

FOREIGN QUALIFICATIONS
[To Be Confirmed by the Partnership]

MarkWest Energy Partners, L.P.

[Colorado]
[Kentucky]
[Michigan]
[West Virginia]

MarkWest Energy G.P., L.L.C.

[Colorado]
[Kentucky]
[Michigan]
[West Virginia]

Basin Pipeline L.L.C.

[Colorado]

MarkWest Energy Operating Co., L.L.C.

[Colorado]
[Kentucky]
[Michigan]
[West Virginia]

MarkWest Energy Appalachia, LLC

[Colorado]
[Kentucky]
[West Virginia]

West Shore Processing Company, L.L.C.

[Colorado]

MarkWest Texas GP, L.L.C.

[Mississippi]
[New Mexico]
[Texas]

MarkWest Texas Limited, L.L.C.

[None]

MarkWest Michigan Pipeline Company, L.L.C.

[None]

Exhibit A — Page 1

MarkWest Western Oklahoma Gas Company, L.L.C.

[None]

MarkWest Power Tex L.P.

[None]

MarkWest Pinnacle L.P.

[Louisiana]
[New Mexico]

MarkWest PNG Utility L.P.

[None]

MarkWest Texas PNG Utility L.P.

[None]

MarkWest Blackhawk L.P.

[None]

MarkWest Energy East Texas Gas Company L.P.

[Texas]

MarkWest New Mexico, L.P.

[None]

MarkWest Pipeline Company, L.P.

[None]

MarkWest Javelina Company

[None]

MarkWest Javelina Holding
Company, L.P.

[Texas]

MarkWest Javelina Pipeline Company

[None]

MarkWest Javelina Pipeline
Holding, L.P.

[Texas]

Exhibit A — Page 2

QuickLinks

  Exhibit 1.1
MARKWEST ENERGY PARTNERS, L.P. 3,000,000 Common Units 1 Representing Limited Partner Interests
UNDERWRITING AGREEMENT
SCHEDULE I
SCHEDULE II(a)
SCHEDULE II(b)
EXHIBIT A FOREIGN QUALIFICATIONS [ To Be Confirmed by the Partnership ]